                                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

                                                   as Purchaser

                                                        and

                                         THORNBURG MORTGAGE FUNDING, INC.,

                                                     as Seller

                                     SAMI II MORTGAGE LOAN PURCHASE AGREEMENT

                                             Dated as of July 1, 2007

                                    (Adjustable Rate and Hybrid Mortgage Loans)

                                    Thornburg Mortgage Securities Trust 2007-3
                                       Mortgage-Backed Notes, Series 2007-3

                                                 Table of Contents
                                                                                                               Page

ARTICLE I. DEFINITIONS AND SCHEDULES..............................................................................2

         Section 1.01.     Definitions............................................................................2

ARTICLE II. SALE OF MORTGAGE LOANS AND THE CONTRACTUAL RIGHTS;  PAYMENT OF PURCHASE PRICE.........................2

         Section 2.01.     Sale of Mortgage Loans; Assignment of the Contractual Rights and the TMFI Contractual

Schedule III:     Seller's Representations and Warranties Relating to Mortgage Loans..........................III-1

                  THIS SAMI II MORTGAGE LOAN PURCHASE  AGREEMENT,  dated as of July 1, 2007 (the  "Agreement"),  is made and entered into  between  Thornburg  Mortgage  Funding,  Inc., a Delaware  corporation  (the  "Seller"),  and
Structured Asset Mortgage Investments II Inc., a Delaware corporation (the "Purchaser").

                                                W I T N E S S E T H

                  WHEREAS,  effective with the execution of the TMFI Mortgage Loan Purchase  Agreement  dated as of
July 1, 2007 (the "TMFI Purchase  Agreement")  between  Thornburg  Mortgage Home Loans, Inc. (the "Initial Seller")
as seller,  and the Seller,  as purchaser,  the Seller,  as of the Closing Date, is the owner of the notes or other evidence of  indebtedness  (the  "Mortgage  Notes") so  indicated on Schedule I hereto  referred to below,  and the other  documents or  instruments  constituting  the Mortgage File  (collectively,  the "Mortgage  Loans") and, as a consequence  thereof,  the Seller owns the mortgages or deeds of trust (the "Mortgages") on the related  properties
(the  "Mortgaged  Properties")  securing  such Mortgage  Loans,  including  rights to (a) any property  acquired by foreclosure or deed in lieu of foreclosure or otherwise,  (b) the proceeds of any insurance  policies  covering the
Mortgage  Loans or the  Mortgaged  Properties or the obligors on the Mortgage  Loans and (c) the Seller's  security interest in any Additional Collateral; and

                  WHEREAS,  effective with the execution of the TMFI Mortgage Loan Purchase Agreement,  the Initial
Seller,  as of the  Closing  Date,  has  assigned  to the Seller all its rights and  interest  under the  servicing agreements  identified  on  Schedule  II  hereto  (each  a  "Servicing  Agreement,"  and  together  the  "Servicing
Agreements"),  other than any servicing rights retained pursuant to the provisions of the Servicing Agreements, but only to the extent such rights relate to the servicing of the Mortgage Loans (the  "Contractual Rights"); and

                  WHEREAS,  the parties  hereto desire that the Seller sell the Mortgage  Loans,  the Mortgages and related  assets  referred  to above,  assign the  Contractual  Rights and  assign  its rights  with  respect to the representations  and  warranties  of the Initial  Seller and  remedies  for breach  pursuant  to the TMFI  Purchase
Agreement  (such rights and remedies,  the "TMFI  Contractual  Rights") to the  Purchaser  pursuant to the terms of this Agreement; and

                  WHEREAS,  the Seller  understands that the Purchaser,  simultaneously  with the execution of this
Agreement,  intends to transfer and assign all of its rights,  title and  interests  in and to the Mortgage  Loans, the  Mortgages  and the  related  assets,  the  Contractual  Rights and the TMFI  Contractual  Rights to  Thornburg
Mortgage  Securities Trust 2007-3 (the "Trust") pursuant to the terms of that certain Sale and Servicing  Agreement
(the "Sale and Servicing  Agreement")  dated as of July 1, 2007 by and among the Trust,  as issuer (the  "Issuer"), the Purchaser,  as depositor (in such capacity,  the  "Depositor"),  the Seller,  the Initial  Seller,  Wells Fargo
Bank, N.A., as master servicer and securities  administrator and LaSalle Bank, National  Association,  as indenture trustee (the "Indenture  Trustee"),  and the Seller has agreed to perform certain  obligations under this Agreement to accommodate such transfer and assignment; and

                  WHEREAS,  the Issuer intends to pledge the Mortgage Loans, the Mortgages and related assets,  the
Contractual  Rights and the TMFI Contractual  Rights to the Indenture  Trustee pursuant to an Indenture dated as of
July 1, 2007 (the  "Indenture")  between the Issuer and the Indenture  Trustee,  pursuant to which the Issuer shall issue its  Mortgage-Backed  Notes,  Series  2007-3  (the  "Notes"),  the  payment of which is to be secured by such pledged assets.

                  NOW,  THEREFORE,  in  consideration  of the mutual  covenants herein contained and other good and valuable  consideration,  the receipt and adequacy of which are hereby  acknowledged,  the parties  hereto agree as follows:

                                                    ARTICLE I.

                                             DEFINITIONS AND SCHEDULES

         Section 1.01.     Definitions.  Any  capitalized  term used but not defined  herein shall have the meaning assigned thereto in the Sale and Servicing Agreement and the Indenture.

                                                    ARTICLE II.

                                SALE OF MORTGAGE LOANS AND THE CONTRACTUAL RIGHTS;
                                             PAYMENT OF PURCHASE PRICE

         Section 2.01.     Sale of Mortgage Loans;  Assignment of the Contractual  Rights and the TMFI Contractual
Rights.  The Seller,  concurrently  with the execution and delivery of this  Agreement,  does hereby sell,  assign, set over, and otherwise  convey to the Purchaser,  without  recourse,  all of its right,  title and interest in, to and under (i) each Mortgage Loan,  including the related  Cut-Off Date Principal  Balance,  and all  collections in respect of interest and principal due after the Cut-Off Date (and all  principal  received  before the Cut-Off Date to the extent such  principal  relates to a Monthly  Payment  due after the  Cut-Off  Date);  (ii)  property  which secured such Mortgage Loan and which has been acquired by  foreclosure  or deed in lieu of  foreclosure;  (iii) its interest in any insurance  policies in respect of the Mortgage Loans;  (iv) any Additional  Collateral with respect to the Mortgage Loans; and (v) all proceeds of any of the foregoing.

                  Concurrently  with the execution  and delivery of this  Agreement,  the Seller hereby  assigns to the  Purchaser  the  Contractual  Rights  and the TMFI  Contractual  Rights.  The  Purchaser  hereby  accepts  such assignment,  and shall be entitled to exercise  such  Contractual  Rights under each  Servicing  Agreement and such
TMFI  Contractual  Rights  as if the  Purchaser  had been a party to each  such  Servicing  Agreement  and the TMFI
Purchase Agreement, respectively.

         Section 2.02.     Obligations  of the Seller Upon Sale and  Assignment.  In  connection  with the transfer and assignment  pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense,  on or prior to the
Closing  Date,  (a) to indicate in its books and records  that the Mortgage  Loans have been sold to the  Purchaser pursuant  to this  Agreement  and (b) to  deliver to the  Purchaser  and the  Indenture  Trustee,  a computer  file containing a true and complete list of all such Mortgage  Loans  specifying  for each such Mortgage Loan, as of the
Cut-Off  Date,  (i) its account  number and (ii) the Cut-Off Date  Principal  Balance and such file,  which forms a part of Schedule A to the Sale and Servicing  Agreement,  shall also be marked as Schedule I to this  Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection  with such  conveyance  by the Seller,  the Seller shall on behalf of the Purchaser and the Issuer cause the Initial Seller to deliver to, and deposit with the Indenture  Trustee (or its  custodian), on or before the  Closing  Date,  the  documents  described  in Section  2.01 of the Sale and  Servicing  Agreement
including,  but not limited  to, the  Mortgage  File,  the  Servicing  Agreements  and a copy of the TMFI  Purchase
Agreement.  In the case of the  Mortgage  Loans (if any) that have been  prepaid in full after the Cut-off Date and prior to  execution of this  Agreement,  the Seller,  in lieu of causing the Initial  Seller to deliver the related
Mortgage  Files,  shall cause the Initial Seller to deliver to the Purchaser an Officer's  Certificate  which shall include a statement to the effect that all amounts  received in connection with such  prepayments that are required to be deposited in the Collection  Account  pursuant to Section 2.01 of the Sale and Servicing  Agreement have been so deposited.

                  The Seller  hereby  confirms to the  Purchaser  that it has made the  appropriate  entries in its general  accounting  records,  to  indicate  that the  Mortgage  Loans have been  transferred  as  directed  by the
Purchaser.

                  The Purchaser hereby  acknowledges  its acceptance of all rights,  title and interests in, to and under the Mortgage Loans and other property,  the Contractual Rights and the TMFI Contractual  Rights, now existing or hereafter created, conveyed to it pursuant to Section 2.01 hereof.

                  The parties hereto intend that the  transaction  set forth herein be a  non-recourse  sale by the
Seller to the Purchaser of all of the Seller's  rights,  title and  interests  in, to and under the Mortgage  Loans and other  property  described  in Section  2.01.  Nonetheless,  in the event the  transaction  set forth herein is deemed not to be a sale,  the Seller  hereby  grants to the  Purchaser a security  interest in all of the  Seller's rights,  title and  interests  in, to and under the Mortgage  Loans and other  property  described in Section 2.01, whether  now  existing  or  hereafter  created,  to secure  all of the  Seller's  obligations  hereunder;  and this
Agreement shall  constitute a security  agreement under  applicable law. The Seller and the Purchaser shall, to the extent  consistent  with this  Agreement,  take such actions as may be necessary to ensure that, if this  Agreement were deemed to create a security  interest in the Mortgage Loans,  the Contractual  Rights and the TMFI Contractual
Rights,  such  security  interest  would be deemed to be a  perfected  security  interest of first  priority  under applicable law and will be maintained as such throughout the term of the Indenture.

         Section 2.03.     Payment of Purchase Price for the Mortgage  Loans. In  consideration  of the sale of the
Mortgage Loans, the related assets,  the Contractual  Rights and the TMFI Contractual Rights from the Seller to the
Purchaser  on the  Closing  Date,  the  Purchaser  agrees to pay to the Seller on the  Closing  Date by transfer of immediately  available funds, an amount equal to  $1,496,172,509.18  (which amount includes accrued  interest) (the
"Purchase  Price").  The Seller shall pay, and be billed  directly  for, all  reasonable  expenses  incurred by the
Purchaser or the Issuer in  connection  with the issuance of the Notes,  including,  without  limitation,  printing fees incurred in connection with the Preliminary  Prospectus  Supplement,  the Final Prospectus  Supplement and the
Memorandum relating to the Notes, fees and expenses of Purchaser's  counsel,  fees of the rating agencies requested to rate  the  Notes,  accountant's  fees  and  expenses  and  the  fees  and  expenses  of the  Trustee  and  other out-of-pocket costs, if any.

                                                   ARTICLE III.

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01.     Representations  and  Warranties  Relating  to the  Mortgage  Loans.  In addition to the assignment of the TMFI Contractual  Rights,  the Seller hereby makes the  representations  and warranties set forth in Schedule III hereto  applicable  to the Mortgage  Loans and by this  reference  incorporated  herein,  as of the
Closing Date.

         Section 3.02.     Seller's   Representations  and  Warranties.   The  Seller  represents,   warrants  and
covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

                  (i)      the Seller is duly  organized,  validly  existing and in good  standing as a corporation under the laws of the State of Delaware and is and will remain in  compliance  with the laws of each state in which any Mortgaged Property is located to the extent necessary to fulfill its obligations hereunder;

                  (ii)     the  Seller  has the  power  and  authority  to hold each  Mortgage  Loan,  to sell each
Mortgage Loan, to execute,  deliver and perform,  and to enter into and consummate,  all transactions  contemplated by this Agreement.  The Seller has duly authorized the execution,  delivery and performance of this Agreement,  has duly executed and delivered this Agreement and this Agreement,  assuming due authorization,  execution and delivery by the  Purchaser,  constitutes  a legal,  valid and binding  obligation of the Seller,  enforceable  against it in accordance  with its terms  except as the  enforceability  thereof  may be limited  by  bankruptcy,  insolvency  or reorganization or other similar laws in relation to the rights of creditors generally;

                  (iii)    the execution and delivery of this  Agreement by the Seller and the  performance  of and compliance with the terms of this Agreement will not violate the Seller's  certificate of  incorporation or by-laws or constitute a material  default under or result in a material breach or acceleration  of, any material  contract, agreement  or other  instrument  to which the  Seller is a party or which may be  applicable  to the  Seller or its assets;

                  (iv)     the Seller is not in violation of, and the  execution and delivery of this  Agreement by the Seller and its  performance  and  compliance  with the terms of this  Agreement will not constitute a violation with respect to, any order or decree of any court or any order or  regulation of any federal,  state,  municipal or governmental  agency having  jurisdiction  over the Seller or its assets,  which violation might have  consequences that would  materially and adversely  affect the condition  (financial or otherwise) or the operation of the Seller or its  assets or might have  consequences  that would  materially  and  adversely  affect the  performance  of its obligations and duties hereunder;

                  (v)      the Seller does not  believe,  nor does it have any reason or cause to believe,  that it cannot perform each and every covenant contained in this Agreement;

                  (vi)     the Seller has good,  marketable and indefeasible  title to the Mortgage Loans, free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans;

                  (vii)    the Mortgage  Loans are not being  transferred  by the Seller with any intent to hinder, delay or defraud any creditors of the Seller;

                  (viii)   there are no actions  or  proceedings  against,  or  investigations  known to it of, the
Seller  before any  court,  administrative  or other  tribunal  (A) that  might  prohibit  its  entering  into this
Agreement,  (B)  seeking  to  prevent  the sale of the  Mortgage  Loans  or the  consummation  of the  transactions contemplated  by this Agreement or (C) that might prohibit or materially  and adversely  affect the  performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

                  (ix)     no consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance by the Seller of, or compliance by the Seller with, this Agreement or the  consummation of the transactions  contemplated by this Agreement,  except for such consents, approvals, authorizations or orders, if any, that have been obtained; and

                  (x)      the  consummation  of  the  transactions  contemplated  by  this  Agreement  are  in the ordinary  course of business of the Seller,  and the transfer,  assignment and conveyance of the Mortgage Notes and the  Mortgages  by the Seller  pursuant  to this  Agreement  are not  subject to the bulk  transfer  or any similar statutory provisions.

         Section 3.03.     Remedies for Breach of  Representations  and  Warranties.  It is  understood  and agreed that (i) the  representations  and  warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V, shall  survive  the  purchase  of the  Mortgage  Loans,  the  Contractual  Rights and the TMFI  Contractual  Rights
hereunder  (and in the case of Section  3.01,  shall  survive  delivery  of the  respective  Mortgage  Files to the
Indenture  Trustee on behalf of the  Purchaser)  and shall inure to the benefit of the  Purchaser  and its assigns, notwithstanding  any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the examination or lack of  examination  of any  Mortgage  File and (ii) the  remedies  for the  breach  of such  representations  and warranties  and for the failure to deliver the  documents  referred to in Section 2.02 hereof shall be as set forth in Section 2.04 of the Sale and Servicing Agreement.

                                                    ARTICLE IV.

                                                SELLER'S COVENANTS

         Section 4.01.     Covenants  of the Seller.  The Seller  hereby  covenants  that,  except for the transfer hereunder,  it will not sell, pledge,  assign or transfer to any other Person, or grant,  create,  incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest  therein;  it will notify the Issuer, as assignee of the Purchaser  and the Indenture  Trustee as an assignee of the Issuer of the existence of any Lien on any Mortgage
Loan  immediately  upon discovery  thereof;  and it will defend the right,  title and interest of the Purchaser and its assigns,  in, to and under the Mortgage Loans,  against all claims of third parties  claiming  through or under the Seller;  provided,  however,  that  nothing in this  Section  4.01 shall  prevent or be deemed to prohibit  the
Seller from  suffering  to exist upon any of the  Mortgage  Loans any Liens for  municipal or other local taxes and other  governmental  charges if such taxes or  governmental  charges shall not at the time be due and payable or if the Seller shall  currently be contesting the validity  thereof in good faith by appropriate  proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                                    ARTICLE V.

                                                  INDEMNIFICATION

         Section 5.01.     Indemnification.  The  Seller  agrees to  indemnify  and to hold each of the  Purchaser, the Trust and the  Indenture  Trustee,  each of the officers  and  directors of each such entity and each person or entity who controls  each such entity or person  harmless  against any and all claims,  losses,  penalties,  fines, forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Purchaser, the Trust,  the  Indenture  Trustee,  or any such person or entity may sustain in any way related to the failure of the Seller to perform its duties in  compliance  with the terms of this  Agreement.  The Seller  shall  immediately notify the  Purchaser,  the Trust and the  Indenture  Trustee if a claim is made under this  provision.  The Seller shall  assume the defense of any such claim and pay all  expenses in  connection  therewith,  including  reasonable counsel  fees,  and promptly  pay,  discharge  and satisfy any judgment or decree which may be entered  against the
Purchaser, the Trust, the Indenture Trustee or any such person or entity in respect of such claim.

                                                    ARTICLE VI.

                                                    TERMINATION

         Section 6.01.     Termination.  The  respective  obligations  and  responsibilities  of the Seller and the
Purchaser  created hereby shall  terminate,  except for the respective  indemnity  obligations as provided  herein, upon the termination of the Sale and Servicing Agreement as provided in Article X thereof.

                                                   ARTICLE VII.

                                             MISCELLANEOUS PROVISIONS

         Section 7.01.     Amendment.  This  Agreement  may be  amended  from  time to time by the  Seller  and the
Purchaser by written agreement signed by the parties hereto.

         Section 7.02.     Governing  Law. This  Agreement  shall be governed by and  construed in accordance  with the laws of the State of New York,  without  reference to its conflict of law provisions (other than Section 5-1401 of the General  Obligations  Law),  and the  obligations,  rights and  remedies of the parties  hereunder  shall be determined in accordance with such laws.

         Section 7.03.     Notices.  All  demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail,  postage prepaid, addressed as follows:

                  if to the Seller:

                  Thornburg Mortgage Funding, Inc.
                  150 Washington Avenue, Suite 302
                  Santa Fe, New Mexico  87501
                  Attention:  Deborah Burns

or such other  address as may  hereafter be furnished to the  Purchaser,  the Issuer and the  Indenture  Trustee in
writing by the Seller.

                  if to the Purchaser:

                  Structured Asset Mortgage Investments II Inc.
                  383 Madison Avenue
                  New York, New York  10179
                  Attention:  Baron Silverstein (Thornburg 2007-3)

or such other  address as may  hereafter  be  furnished  to the  Seller,  the Issuer and the  Indenture  Trustee in
writing by the Purchaser.

                  if to the Issuer:

                  Thornburg Mortgage Securities Trust 2007-3
                  c/o Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware  19801
                  Attention:  Corporate Trust Administrator (Thornburg 2007-3)

or such other  address as may  hereafter be furnished to the  Purchaser,  the  Indenture  Trustee and the Seller in
writing by the Issuer.

                  If to the Indenture Trustee:

                  135 South LaSalle Street, Suite 1511
                  Chicago, Illinois  60603
                  Attention:  Global Securities and Trust Services (Thornburg 2007-3)

or such other address as may  hereafter be furnished to the Seller,  the Issuer and the Purchaser in writing by the
Indenture Trustee.

         Section 7.04.     Severability  of  Provisions.  If  any  one  or  more  of  the  covenants,   agreements,
provisions  or terms of this  Agreement  shall be held  invalid  for any reason  whatsoever,  then such  covenants, agreements,  provisions or terms shall be deemed severable from the remaining covenants, agreements,  provisions or terms of this Agreement and shall in no way affect the validity of  enforceability  of the other provisions of this
Agreement.

         Section 7.05.     Counterparts.  This  Agreement  may be executed in one or more  counterparts  and by the different  parties hereto on separate  counterparts,  which may be transmitted by telecopier each of which, when so executed,  shall be deemed to be an original and such  counterparts,  together,  shall  constitute one and the same agreement.

         Section 7.06.     Further  Agreements.  Each party hereto  agrees to execute and deliver to the other such additional  documents,  instruments or agreements as may be necessary or reasonable  and  appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Notes under the Indenture.

                  Without  limiting the generality of the foregoing,  as a further  inducement for the Purchaser to purchase the Mortgage Loans from the Seller,  the Seller will  cooperate with the Purchaser in connection  with the sale of the Notes.  In that  connection,  the Seller will  provide to the  Purchaser  any and all  information  and appropriate  verification of information,  whether through letters of its auditors and counsel or otherwise, as the
Purchaser  shall  reasonably  request  and will  provide  to the  Purchaser  such  additional  representations  and warranties,  covenants,  opinions of counsel,  letters  from  auditors,  and  certificates  of public  officials or officers of the Seller as are reasonably required in connection with the offering of the Notes.

         Section 7.07.     Intention of the  Parties.  It is the  intention  of the parties  that the  Purchaser is purchasing,  and the Seller is selling,  the Mortgage  Loans rather than pledging  such Mortgage  Loans to secure a loan by the Purchaser to the Seller.  Accordingly,  the parties  hereto each intend to treat the  transaction  as a sale by the Seller,  and a purchase by the Purchaser,  of the Mortgage Loans.  The Purchaser will have the right to review the Mortgage  Loans and the related  Mortgage Files to determine the  characteristics  of the Mortgage Loans which will affect the Federal  income tax  consequences  of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08.     Successors and Assigns:  Assignment of Purchase  Agreement.  This  Agreement  shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their  respective  assigns.  The obligations  of the Seller  under this  Agreement  cannot be assigned  or  delegated  to a third party  without the consent of the Purchaser which consent shall be at the Purchaser's sole  discretion;  provided,  however,  that the
Purchaser  acknowledges  and agrees that the Seller may assign its  obligations  hereunder to any Person into which the Seller is merged or any  corporation  resulting  from any  merger,  conversion  or  consolidation  to which the
Seller is a party or any Person  succeeding  to the business of the Seller.  The parties  hereto  acknowledge  that the Purchaser is acquiring the Mortgage  Loans,  the  Contractual  Rights and the TMFI  Contractual  Rights for the
purpose of selling  and  assigning  them to the Issuer  which will  pledge  them to the  Indenture  Trustee.  As an inducement  to the  Purchaser  to  purchase  the  Mortgage  Loans,  the Seller  acknowledges  and  consents  to the assignment by the Purchaser to the Issuer of the TMFI  Contractual  Rights which may be enforced or exercised  with the same force and effect as if they had been enforced or exercised by the Purchaser directly.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this SAMI II
Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., AS PURCHASER

                                                 By:           /S/ Baron Silverstein
                                                       Name:  Baron Silverstein
                                                       Title:    Vice President

                                                 THORNBURG MORTGAGE FUNDING, INC.,
                                                          as Seller

                                                 By:          /S/ Nathan Fellers
                                                      Name:  Nathan Fellers
                                                      Title:    Senior Vice President

STATE OF NEW YORK                           )
                                            )ss.:
COUNTY OF  NEW YORK                         )

         ON THE _31_ DAY OF _JULY__,  2007 BEFORE ME, A NOTARY  PUBLIC IN AND FOR SAID STATE,  PERSONALLY  APPEARED
__BARON SILVERSTEIN____,  KNOWN TO ME TO BE A __VICE PRESIDENT___ OF STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
THE  CORPORATION  THAT  EXECUTED  THE WITHIN  INSTRUMENT,  AND ALSO KNOWN TO ME TO BE THE PERSON WHO EXECUTED IT ON
BEHALF OF SAID CORPORATION, AND ACKNOWLEDGED TO ME THAT SUCH CORPORATION EXECUTED THE WITHIN INSTRUMENT.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this certificate first above written.

__/S/ Michelle Sterling___
Notary Public

My Commission Expires on __Nov. 19, 2009___

Michelle Sterling
Notary Public, State of New York
No. 02ST6066612
Qualified in Westchester County
Commission Expires: November 19, 2009

STATE OF NEW MEXICO                         )
                                            )ss.:
COUNTY OF  SANTA FE                         )

         On the _31_ day of _July___,  2007 before me, a notary public in and for said State,  personally  appeared
Nathan  Fellers,  known to me to be a Senior  Vice  President  of  THORNBURG  MORTGAGE  FUNDING,  INC.,  a Delaware
corporation  that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS  WHEREOF,  I have  hereunto  set my hand and affixed my official  seal the day and year in this certificate first above written.

__/S/ Jane C. Yates___
Notary Public

My Commission Expires on __Nov. 20, 2010___

Official Seal
Jane C. Yates
Notary Public
State of New Mexico
My Commission Expires: Nov. 20, 2010

                                                                                                         SCHEDULE I

                                              MORTGAGE LOAN SCHEDULE

                               [See Schedule I of the Sale and Servicing Agreement]

                                                                                                        SCHEDULE II

                                    LIST OF SERVICING AGREEMENTS (TMST 2007-3)

     1.  a)  Servicing  Agreement,  dated  as  of  March  1,  2002,  among  Thornburg  Mortgage  Home  Loans,  Inc.
         ("Thornburg"),  as seller and servicer and Wells Fargo Bank N.A. ("Wells Fargo"),  as master servicer,  as amended by the  Amendment  to  Servicing  Agreement,  dated as of December 1, 2002,  and as amended by the
         Second  Amendment  to  Servicing  Agreement,  dated  as of  January  1,  2006,  and (b)  the  Subservicing
         Acknowledgement  Agreement,  dated as of March 1, 2002, between Thornburg, as servicer, and Cenlar FSB, as sub-servicer ("Cenlar"), as amended by the Amendment to Subservicing  Acknowledgement  Agreement, dated as of December 1, 2002, and by the Second Amendment to Subservicing  Acknowledgement  Agreement,  dated as of
         January 1, 2006,  including the related Transfer Notice,  dated July 27, 2007, from Thornburg,  as seller, to Thornburg,  as initial seller,  and Thornburg Mortgage Funding,  Inc., as Seller ("TMFI"),  and Cenlar,
         as sub-servicer.

     2.  Amended  and  Restated  Correspondent  Loan  Purchase  Agreement,  dated as of  March  25,  2002,  between
         Thornburg Mortgage Home Loans, Inc.  ("Thornburg") and First Republic Bank ("First  Republic"),  including the related Transfer Notice, dated July 27, 2007, from Thornburg to First Republic.

     3.  Amended  and  Restated  Correspondent  Loan  Purchase  Agreement,  dated as of  March  27,  2002,  between
         Thornburg Mortgage Home Loans, Inc. ("Thornburg") and Colonial Savings, F.A.  ("Colonial"),  including the related Transfer Notice, dated July 27, 2007, from Thornburg to Colonial.

     4.  Correspondent  Loan Purchase  Agreement,  dated as of January 31, 2006,  between  Thornburg  Mortgage Home
         Loans,  Inc.  ("Thornburg")  and Mellon  Trust of New  England,  N.A.  ("Mellon"),  including  the related
         Transfer Notice, dated July 27, 2007, from Thornburg to Mellon.

     5.  Correspondent Loan Purchase  Agreement,  dated as of April 6, 2006, between Thornburg Mortgage Home Loans,
         Inc.  ("Thornburg") and First Horizon Home Loan Corp.  ("First  Horizon"),  including the related Transfer
         Notice, dated July 27, 2007, from Thornburg to First Horizon.

     6.  Reconstituted  Servicing Agreement,  dated as of July 1, 2007, by and among Thornburg,  TMFI,  Countrywide
         Home Loans Servicing LP ("Countrywide"),  as servicer, LaSalle Bank National Association,  as trustee, and acknowledged  by Wells Fargo Bank,  N.A., as master  servicer,  relating to the Mortgage Loan Purchase and
         Servicing  Agreement  dated as of  September  1, 2005 as amended by the  Amendment  Number Two dated as of
         June 19, 2006 by and between  Thornburg  and  Countrywide  and by the Amendment Reg AB dated as of July 1,
         2006 by and between Thornburg and Countrywide.

     7.  Reconstituted  Servicing Agreement,  dated as of July 1, 2007, by and among Thornburg,  TMFI, Countrywide, as servicer,  LaSalle Bank National  Association,  as trustee, and acknowledged by Wells Fargo Bank, N.A., as master servicer,  relating to the Mortgage Loan Purchase and Servicing  Agreement between Thornburg and
         Countrywide  as seller,  dated as of April 25, 2002,  as amended by the  Amendment Reg AB dated as of July
         1, 2006, by and between Thornburg and Countrywide.

     8.  Reconstituted  Servicing Agreement dated as of July 1, 2007, by and among Thornburg,  TMFI, Morgan Stanley
         Credit  Corporation  ("Morgan  Stanley"),  as servicer,  Thornburg  Mortgage  Securities Trust 2007-3, and acknowledged by Wells Fargo Bank,  N.A., as master servicer,  relating to the Master  Servicing  Agreement between  Thornburg and Morgan  Stanley,  as servicer,  dated as of May 1, 2001, as amended by that certain
         Amendment to Master Servicing  Agreement dated as of January 1, 2003, by and between  Thornburg and Morgan
         Stanley, and by the Amendment Reg AB dated as of November 1, 2006 between Thornburg and Morgan Stanley.

     9.  Reconstituted  Servicing  Agreement dated as of July 1, 2007, by and among  Thornburg,  TMFI,  Wells Fargo
         Bank,  N.A., as servicer,  and Thornburg  Mortgage  Securities Trust 2007-3 (the "Trust") and acknowledged by Wells Fargo Bank,  N.A., as master servicer,  relating to the Master Seller's  Warranties and Servicing
         Agreement  between  Lehman  Brothers  Bank,  FSB  ("Lehman")  and Wells Fargo dated as of May 1, 2006,  as amended by Amendment No. 1 to the Master  Seller's  Warranties and Servicing  Agreement dated as of August
         1, 2006, as modified by that certain Assignment,  Assumption and Recognition  Agreement dated as of August
         25, 2006.

                                                   SCHEDULE III

                                           SELLER'S REPRESENTATIONS AND
                                              WARRANTIES RELATING TO
                                                  MORTGAGE LOANS

         The Seller  hereby  represents  and  warrants to, and  covenants  with,  the  Purchaser  that,  as to each
Mortgage Loan, as of the Closing Date:

(i)               The Mortgage  Loan is not a loan (A) subject to 12 CFR Part 226.31,  12 CFR Part 226.32 or 12 CFR
                  Part  226.34 of  Regulation  Z, the  regulation  implementing  TILA,  which  implements  the Home
                  Ownership  and Equity  Protection  Act of 1994,  as amended,  or any  comparable  state law (B) a
                  "High Cost Loan" or  "Covered  Loan" as  applicable,  as such  terms are  defined in the  current
                  Standard  &  Poor's  LEVELS® GLOSSARY  classified  and/or  defined  as a  "high  cost"  loan  or
                  "predatory,"  "high cost,"  "threshold"  or "covered"  lending under any other state,  federal or local  law.  The  Mortgage  Loan at the  time it was  made  otherwise  complied  in all  material respects with any and all  requirements  of any federal,  state or local law  including,  but not limited  to, all  predatory  lending  laws,  usury,  truth in  lending,  real  estate  settlement procedures  (including the Real Estate Settlement  Procedures Act of 1974, as amended),  consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

(ii)              (a) The information  set forth in the final Mortgage Loan Schedule is complete,  true and correct in all material  respects and (b) the Mortgage  Note or an affidavit of lost note with respect to each Mortgage Loan has been delivered to the Indenture Trustee or its designee.

(iii)             The Seller has acquired its ownership of each  Mortgage Loan in good faith without  notice of any adverse  claim,  and as of the Closing Date,  the Mortgage Note and the Mortgage are not assigned or pledged,  and immediately prior to the sale of the Mortgage Loan to the Purchaser,  the Seller was the sole owner  thereof and with full right to  transfer  and sell the  Mortgage  Loan to the
                  Purchaser free and clear of any encumbrance,  equity,  lien,  pledge,  charge,  claim or security interest  and with full  right and  authority  subject to no  interest  or  participation  of, or agreement  with,  any other  party,  to sell and  assign  each  Mortgage  Loan  pursuant  to this
                  Agreement.